UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/04/2007

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On June 4, 2007, Pegasystems Inc. (the "Company") issued a press release announcing a $10 million stock repurchase program (the "Third Repurchase Program"), beginning on July 1, 2007, when the Company's current repurchase program expires, and ending on June 30, 2008.

The Company has established a pre-arranged stock repurchase plan, intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and of Rule 10b-18 of the Exchange Act (the "10b5-1 Plan"). The 10b5-1 Plan commences on July 1, 2007 and expires on June 30, 2008, subject to conditions specified in the plan agreement.

Shares that may be repurchased under the 10b5-1 Plan will be purchased under the Third Repurchase Program. Any actual repurchases under the 10b5-1 Plan will be disclosed in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for the quarterly periods ending between September 30, 2007 and June 30, 2008.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: June 05, 2007	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated June 4, 2007, issued by Pegasystems Inc.